DYNARESOURCE, INC.
                            "ARTICLES OF AMENDMENT"






                               State of Delaware
                        Office of the Secretary of State



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DYNARESOURCE, INC.", FILED IN THIS OFFICE ON THE THIRTENNTH DAY OF FEBRUARY, A.D. 1998, AT 9 O'CLOCK A.M.






                      Great Seal of the State of Delaware
                               [graphic omitted]





/S/ Edward J. Freel, Secretary of State
----------------------------------------
AUTHENTICATION:  8928486
DATE:  02-19-98

                 FIRST AMENDMENT TO CERTIFICATE OF INCORPORATION

                                       OF

                               DYNARESOURCE, INC.
                            (PURSUANT TO SECTION 241)

1. Article IV of the Certificate of Incorporation of DynaResource, Inc., filed pursuant to the Delaware Corporation Laws on December 8, 1997. has been amended in its entirety, as follows:

              The corporation shall have authority to issue twelve million five hundred thousand (12,500,000) shares of its common stock each having a par value of $.O1. Fully paid common shares of the corporation shall not be liable for further call or assessment The authorized common shares of the corporation shall be issued at the discretion of the Board of Directors of the corporation.

2.       DynaResource, Inc. has not received any payment for any of its stock.

3. The amendment to the Certificate of Incorporation was adopted by a majority of the Directors named in the Certificate of Incorporation.

EXECUTED this 02-06-98
                                         /S/ K.D. Diepholz
                                         ------------------
                                             President

STATE OF TEXAS                     ss.
                                   ss.
COUNTY OF DALLAS                   ss.


           THIS INSTRUMENT WAS ACKNOWLEDGED before me by K.D. Diepholz, on this February 6, 1998, who being known to me stated that he was President of DynaResource, Inc., that this instrument was the act and said of said corporation, and that the facts set forth above are true.

                                            /S/ Janice E. Haley
                                            ---------------------------------
                                                Notary Public, State of Texas
                                                Comm. Exp. 05-16-99





Notary Stamp